SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON,  D. C.  20549
                           __________________________


                                    FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           __________________________


                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION  305(b)(2) _______
                           __________________________


                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)


                     New York                    13-3818954
          (Jurisdiction of incorporation     (I. R. S. Employer
           if not a U. S. national bank)      Identification No.)

               114 West 47th Street              10036-1532
                New York,  New York              (Zip Code)
              (Address of principal
                executive offices)
                           __________________________

                               Premier Parks Inc.
               (Exact name of obligor as specified in its charter)

                   Delaware                     73-613774
          (State or other jurisdiction of    (I. R. S. Employer
          incorporation or organization)     Identification No.)

          11501 Northeast Expressway              73131
           Oklahoma City, Oklahoma             (Zip code)
   (Address of principal executive offices)
                           __________________________
                            12% Senior Notes due 2003

                       (Title of the indenture securities)

                                     GENERAL



 1.  General Information
     -------------------


     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
               (Board of Governors of the Federal Reserve System).
          Federal Deposit Insurance Corporation,  Washington,  D. C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.


               The trustee is authorized to exercise corporate trust powers.


 2.  Affiliations with the Obligor
     -----------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.


     None.


 3.  Voting Securities of the Trustee
     --------------------------------

     2,999,020 shares of Common Stock - par value $5 per share


 4.  Trusteeships under Other Indentures
     -----------------------------------

     Not applicable.


 5.  Interlocking Directorates and Similar Relationships with the Obligor or
     -----------------------------------------------------------------------
     Underwriters
     ------------

     Not applicable.

 6.  Voting Securities of the Trustee Owned by the Obligor or its Officials
     ----------------------------------------------------------------------

     Not applicable.


 7.  Voting Securities of the Trustee Owned by Underwriters or their Officials
     -------------------------------------------------------------------------

     Not applicable.


 8.  Securities of the Obligor Owned or Held by the Trustee
     ------------------------------------------------------

     Not applicable.


 9.  Securities of Underwriters Owned or Held by the Trustee
     -------------------------------------------------------

     Not applicable.


10.  Ownership or Holdings by the Trustee of Voting Securities of Certain
     --------------------------------------------------------------------
     Affiliates or Securities Holders of the Obligor
     -----------------------------------------------

     Not applicable.


11.  Ownership or Holdings by the Trustee of any Securities of a Person Owning
     -------------------------------------------------------------------------
     50 Percent or More of the Voting Securities of the Obligor
     ----------------------------------------------------------

     Not applicable.


12.  Indebtedness of the Obligor to the Trustee
     ------------------------------------------

     Not applicable.


13.  Defaults by the Obligor
     -----------------------

     Not applicable.


14.  Affiliations with the Underwriters
     ----------------------------------

     Not applicable.

15.  Foreign Trustee
     ---------------

     Not applicable.


16.  List of Exhibits
     ----------------


     T-1.1     --   Organization Certificate, as amended, issued by the State of
                    New York Banking Department to transact business as a Trust
                    Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No.33-96262).

     T-1.2     --   Included in Exhibit T-1.1.

     T-1.3     --   Included in Exhibit T-1.1.


     T-1.4     --   The By-Laws of United States Trust Company of New York, as
                    amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No.33-96262).

     T-1.6     --   The consent of the trustee required by Section 321(b) of the
                    Trust Indenture Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990.

     T-1.7     --   A copy of the latest report of condition of the trustee
                    pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

     As of October 12, 1995, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust

     Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

     In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.
                              _____________________

                    Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 12th day of October, 1995.


                    UNITED STATES TRUST COMPANY OF
                         NEW YORK,  Trustee




               By:  /s/ Robert E. Patterson
                    ---------------------------------
                    Robert E. Patterson
                    Assistant Vice President





               PST/pg
               (rv:REP101295)

               Exhibit T-1.6
               -------------


                 The consent of the trustee required by Section 321(b) of
                                         the Act.

                         United States Trust Company of New York
                                   114 West 47th Street
                                   New York, NY  10036



September 1, 1995




 Securities and Exchange Commission
 450 5th Street, N.W.
 Washington, DC  20549

 Gentlemen:



 Pursuant to the provisions of Section 321(b) of the Trust

 Indenture Act of 1939, as amended by the Trust Indenture

 Reform Act of 1990, and subject to the limitations set

 forth therein, United States Trust Company of New York

 ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District

 authorities may be furnished by such authorities to the

 Securities and Exchange Commission upon request therefor.





 Very truly yours,


 UNITED STATES TRUST COMPANY

      OF NEW YORK


      /s/ Gerard F. Ganey
      -------------------------
 By:  S/Gerard F. Ganey
      Senior Vice President

                                                           EXHIBIT T-1.7
                       UNITED STATES TRUST COMPANY OF NEW YORK
                    CONSOLIDATED CONDENSED STATEMENT OF CONDITION
                                  SEPTEMBER 1, 1995



 ASSETS
 Cash and Cash Equivalents                             $764,286,267.76

 Securities                                             242,387,306.14

 Loans (Net of Allowance for Credit Losses)           1,332,832,426.53

 Premises, Equipment and Other Assets                   199,532,423.10
                                                     -----------------


      Total Assets                                   $2,539,038,423.53
                                                     =================


 LIABILITIES
 Deposits                                            $2,057,809,364.46

 Short Term Borrowings                                  179,870,274.65

 Accounts Payable and Accrued Liabilities               151,950,336.21
                                                     -----------------


      Total Liabilities                               2,389,629,975.32
                                                      ----------------


 STOCKHOLDER'S EQUITY
 Common Stock ($5 Par Value)
      (2,999,029 Shares Issued & Outstanding)            14,995,145.00

 Capital Surplus                                         41,500,000.00


 Retained Earnings                                       91,879,922.80

 (Unrealized Gain/Loss), Net of Taxes
      on Securities Available for Sale                    1,033,380.41
                                                       ---------------

      Total Stockholder's Equity                        149,408,448.21
                                                      ----------------


      Total Liabilities and Stockholder's
            Equity                                   $2,539,038,423.53
                                                     =================


     GFG/pg

     I, RICHARD E. BRINKMANN, SENIOR VICE PRESIDENT & CONTROLLER, of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.


 RICHARD E. BRINKMANN, SVP & CONTROLLER
                      September 1, 1995

     We, the undersigned directors, attest the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

     H. MARSHALL SCHWARZ   |   Directors
     JEFFREY S. MAURER     |
                           |







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     (rv:GFG091995)